EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2025

MINNEAPOLIS, July 10, 2025 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2025.

Third-quarter fiscal 2025 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales increased 4.0% to $21,509,000
  ZERUST® industrial net sales increased 7.1% to $14,441,000
  ZERUST® oil and gas net sales decreased 5.3% to $1,288,000
  Natur-Tec® product net sales decreased 1.2% to $5,780,000
  NTIC China net sales increased 27.4% to $4,510,000
  Gross profit, as a percent of net sales, increased 20 basis points to 38.4%
  Joint venture operating income decreased 12.9% to $2,273,000
  Operating expenses increased 7.6% to $9,665,000
  Net income attributable to NTIC was $122,000, compared to $977,000
  Net income per diluted share attributable to NTIC was $0.01, compared to $0.10
  Cash provided by operating activities was $3,808,000 for the nine months ended May 31, 2025

“In third quarter, we delivered sequential and year-over-year growth in consolidated net sales supported by top-line improvements across many parts of our business, despite mercurial global trade and geopolitical tensions. This performance reflects the dedication of our team and our focus on supporting existing customers, expanding global customer relationships, and scaling opportunities in higher-growth markets,” said G. Patrick Lynch, President and CEO of NTIC.

“We continue to invest in our ZERUST® oil and gas business, including the addition of new salespeople and other resources to support foreseeable future growth. While ZERUST® oil and gas sales have varied from quarter-to-quarter, sales have produced consistently higher gross margins than our core industrial business and remained over $1.2 million for 13 consecutive quarters, generating cumulative sales of $24 million over this period. Similar to last fiscal year, a number of customers shifted certain larger orders to our fourth quarter. As a result, we expect to see ZERUST® oil and gas sales and profitability improve sequentially in the fourth quarter and into our fiscal 2026,” continued Mr. Lynch.

“We are also closely monitoring Europe as governments begin to implement targeted economic stimulus packages. We expect that any economic recovery these stimulus packages may lead to, especially in Germany, will have a positive impact on our joint venture operating income. While we have faced several macro related challenges in fiscal 2025 to date, we believe we are well positioned for growth and profitability across many of our markets in fiscal 2026 and beyond,” concluded Mr. Lynch.

NTIC’s consolidated net sales increased 4.0% to $21,509,000 during the three months ended May 31, 2025, compared to $20,686,000 for the three months ended May 31, 2024. The year-over-year increase in consolidated net sales for the third quarter was primarily a result of increased demand for ZERUST® industrial products, partially offset by lower sales in ZERUST® oil and gas and Natur-Tec® product categories. For the nine months ended May 31, 2025, consolidated net sales increased 0.3% to $61,919,000, compared to $61,710,000 for the same period last year.

The following tables set forth NTIC’s net sales by product category for the three and nine months ended May 31, 2025, and May 31, 2024, by segment:

	Three Months Ended
	May 31, 2025	% of Net Sales	May 31, 2024	% of Net Sales	% Change
ZERUST® industrial net sales	$14,440,591	67.1%	$13,477,181	65.1%	7.1%
ZERUST® oil & gas net sales	1,288,046	6.0%	1,360,054	6.6%	(5.3%)
Total ZERUST® net sales	$15,728,637	73.1%	$14,837,235	71.7%	6.0%
Total Natur-Tec® net sales	5,779,926	26.9%	5,848,962	28.3%	(1.2%)
Total net sales	$21,508,563	100.0%	$20,686,197	100.0%	4.0%

	Nine Months Ended
	May 31, 2025	% of Net Sales	May 31, 2024	% of Net Sales	% Change
ZERUST® industrial net sales	$40,965,696	66.2%	$40,431,379	65.5%	1.3%
ZERUST® oil & gas net sales	4,350,761	7.0%	5,029,696	8.2%	(13.5%)
Total ZERUST® net sales	$45,316,457	73.2%	$45,461,075	73.7%	(0.3%)
Total Natur-Tec® net sales	16,602,565	26.8%	16,249,335	26.3%	2.2%
Total net sales	$61,919,022	100.0%	$61,710,410	100.0%	0.3%

NTIC’s joint venture operating income decreased 12.9% to $2,273,000 during the three months ended May 31, 2025, compared to joint venture operating income of $2,609,000 during the three months ended May 31, 2024. The $336,000 decrease in joint venture operating income was primarily due to lower sales and a reduction in equity in income from NTIC’s joint ventures. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 9.3% to $23,212,000 during the three months ended May 31, 2025, compared to $25,602,000 for the three months ended May 31, 2024. Year-to-date, NTIC’s joint venture operating income was $6,378,000, compared to joint venture operating income of $7,441,000 during the nine months ended May 31, 2024. Net sales of NTIC’s joint ventures were $66,848,000 for the nine months ended May 31, 2025, compared to $72,643,000 for the nine months ended May 31, 2024.

Operating expenses, as a percent of net sales, for the third quarter of fiscal 2025 were 44.9%, compared to 43.4% for the same period last fiscal year. Year-to-date, operating expenses, as a percent of net sales, were 45.1%, compared to 42.0% for the same period last fiscal year. Higher operating expenses for the three and nine months ended May 31, 2025, were primarily due to strategic investments in ZERUST® oil and gas sales infrastructure and increased personnel expenses, including new hires, benefits, and higher travel and professional fees.

NTIC recognized $1,140,000 in other income during the nine months ended May 31, 2025, due to the receipt of a cash ERC payment. No other income was recognized during the prior year period.

Net income attributable to NTIC for the third quarter of fiscal 2025 was $122,000, or $0.01 per diluted share, compared to net income of $977,000, or $0.10 per diluted share, for the same period last fiscal year.   Year-to-date, net income attributable to NTIC was $1,117,000, or $0.12 per diluted share, compared to net income of $3,573,000, or $0.36 per diluted share, for the same period last fiscal year.

NTIC’s non-GAAP adjusted net income, as set forth in the GAAP reconciliation at the end of this release, was $228,000, or $0.02 per diluted share, for the third quarter of fiscal 2025, compared to $1,082,000, or $0.11 per diluted share, for the same quarter last fiscal year. Year-to-date, non-GAAP adjusted net income was $595,000, or $0.06 per diluted share, compared to net income of $3,891,000, or $0.39 per diluted share, for the same period last fiscal year.

NTIC had working capital of $21,662,000 as of May 31, 2025, including $6,773,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $10,148,000, compared to $23,682,000 of working capital as of August 31, 2024, including $4,952,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $7,112,000.

At May 31, 2025, the Company had $27,139,000 of investments in joint ventures, of which $13,500,000, or 49.7%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal year 2025 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register-conf.media-server.com/register/BIc10eaa899bef4424bf19b3c6f8af6df1

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/biccbv46

A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s beliefs that ZERUST® oil and gas sales and profitability will improve sequentially in the fourth quarter and into NTIC’s fiscal 2026, European economic stimulus packages will have a positive impact on NTIC’s joint venture operating income, NTIC is well positioned for growth and profitability across many of its markets in fiscal 2026 and beyond, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs, trade disputes and changes to trade regulation; effect of economic slowdown and political unrest, including the wars between Russia and Ukraine and Israel and Hamas; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2024 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2025 (UNAUDITED) AND AUGUST 31, 2024 (AUDITED)

	May 31, 2025	August 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,773,401	$4,952,184
Receivables:
Trade, less allowance for credit losses of $310,000 as of May 31, 2025 and August 31, 2024	16,611,517	19,187,079
Fees for services provided to joint ventures	1,113,346	1,235,016
Income taxes	993,317	392,293
Inventories, net	14,922,885	14,390,844
Prepaid expenses	2,185,920	1,421,803
Total current assets	$42,600,386	$41,579,219

PROPERTY AND EQUIPMENT, NET	$15,459,229	$16,265,653
OTHER ASSETS:
Investments in joint ventures	27,139,197	25,397,287
Deferred income tax, net	491,566	544,464
Intangible assets, net	8,464,861	5,682,945
Goodwill	4,782,376	4,782,376
Operating lease right of use assets	365,766	424,558
Total other assets	41,243,766	36,831,630
Total assets	$99,303,381	$94,676,502

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$7,369,949	$4,291,608
Term loan	2,778,125	2,820,835
Accounts payable	7,230,630	6,393,355
Income taxes payable	319,941	327,781
Accrued liabilities:
Payroll and related benefits	1,970,408	3,163,372
Other	1,187,271	574,876
Current portion of operating leases	82,347	325,116
Total current liabilities	$20,938,671	$17,896,943
LONG-TERM LIABILITIES:
Deferred income tax, net	1,504,796	1,504,796
Operating leases, less current portion	283,419	99,442
Total long-term liabilities	$1,788,215	$1,604,238

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of May 31, 2025 and August 31, 2024; issued and outstanding 9,474,363 and 9,466,980, respectively	189,487	189,340
Additional paid-in capital	24,715,123	23,615,564
Retained earnings	53,467,780	53,771,211
Accumulated other comprehensive loss	(6,017,390)	(6,382,124)
Stockholders’ equity	72,355,000	71,193,991
Non-controlling interests	4,221,495	3,981,330
Total equity	76,576,495	75,175,321
Total liabilities and equity	$99,303,381	$94,676,502

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2025 AND 2024

	Three Months Ended		Nine Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
NET SALES:
Net sales	$21,508,563	$20,686,197	$61,919,022	$61,710,410
Cost of goods sold	13,249,123	12,793,103	38,701,045	38,143,878
Gross profit	8,259,440	7,893,094	23,217,977	23,566,532

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	970,314	1,396,731	2,720,637	3,676,962
Fees for services provided to joint ventures	1,302,598	1,212,497	3,656,980	3,764,514
Total joint venture operations	2,272,912	2,609,228	6,377,617	7,441,476

OPERATING EXPENSES:
Selling expenses	4,375,956	4,232,887	12,515,638	12,053,839
General and administrative expenses	4,150,966	3,500,113	11,668,492	10,253,966
Research and development expenses	1,138,243	1,245,405	3,770,539	3,593,582
Total operating expenses	9,665,165	8,978,405	27,954,669	25,901,387

OPERATING INCOME	867,187	1,523,917	1,640,925	5,106,621

INTEREST INCOME	37,821	23,744	273,544	99,396
INTEREST EXPENSE	(162,096)	(59,939)	(421,471)	(248,835)
OTHER INCOME	—	—	1,139,756	—

INCOME BEFORE INCOME TAX EXPENSE	742,912	1,487,722	2,632,754	4,957,182

INCOME TAX EXPENSE	410,461	332,400	903,529	848,391

NET INCOME	332,451	1,155,322	1,729,225	4,108,791

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	210,676	178,718	612,040	535,497

NET INCOME ATTRIBUTABLE TO NTIC	$121,775	$976,604	$1,117,185	$3,573,294

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.01	$0.10	$0.12	$0.38
Diluted	$0.01	$0.10	$0.12	$0.36

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	9,474,363	9,431,134	9,475,967	9,432,684
Diluted	9,539,766	10,015,674	9,686,646	9,819,220
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.01	$0.07	$0.15	$0.21

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental information and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the contribution from the receipt of an ERC payment and amortization expense.

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2025	2024	2025	2024

Net income attributable to NTIC, as reported	$121,775	$976,604	$1,117,185	$3,573,294
Adjustments for adjusted net income:
Other income from ERC	—	—	(1,139,757)	—
Bonus expense impact from ERC	—	—	300,000	—
Amortization expense	105,783	105,783	317,349	317,349
Non-GAAP adjusted net income	$227,558	$1,082,387	$594,777	$3,890,643

Weighted average shares outstanding (diluted)	9,539,766	10,015,674	9,686,646	9,816,220
Diluted net income per share, as reported	0.01	0.10	0.12	0.36
Adjustments for adjusted net income, net of tax impact, per diluted share [1]	0.01	0.01	(0.06)	0.03
Non-GAAP diluted adjusted net income per share	$0.02	$0.11	$0.06	$0.39

[1] Includes adjustments related to the items noted above, net of tax

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600